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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          February 7, 1996
                                                           ----------------

                    TRANS WORLD ENTERTAINMENT CORPORATION
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           (Exact name of registrant  as  specified in its charter)

New York                          0-14818                        14-1541629
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(State or other                 (Commission                (I.R.S. Employer
jurisdiction of                 File Number)                 Identification
incorporation)                                                      Number)

38 Corporate Circle, Albany, New York                                 12203
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(Address of principal executive offices)                         (zip code)

Registrant's telephone number,including area code            (518) 452-1242
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Item 5.     Other Events
            ------------

The Registrant announced four principal developments: (a) the Company will close approximately 150 underperforming stores over the next two years; (b) a restructuring charge for its fourth fiscal quarter ended February 3, 1996, equal to $35,000,000 on a pre-tax basis, $17,000,000 of which is a non-cash write off of related store assets; (c) forecasted net income for the fourth fiscal quarter ended February 3, 1996, before the restructuring charge, of $1.25 to $1.40 per share; and (d) a default and accompanying waiver of certain financial covenants contained in its senior credit facilities, all as more fully set forth in the Press Release, dated February 6, 1996 (the "Press Release") issued by the Registrant. The description herein is qualified in its entirety by reference to the full text of the Press Release filed as
Exhibit 99 hereto and incorporated herein by reference.


Item 7.     Financial Statements and Exhibits
            --------------------------------

            (c) Exhibits

                Number  Description                                   Page No.
                ------  -----------                                   --------

                  99    Press Release, dated February 6, 1996 issued
                        by Trans World Entertainment Corporation.        3


                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TRANS WORLD ENTERTAINMENT
                                          CORPORATION


February 7, 1996                        By: /s/ ROBERT J. HIGGINS
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Date                                        Robert J. Higgins
                                            President and Director
                                            (Principal Executive Officer)

February 7, 1996                        By: /s/ JOHN J. SULLIVAN
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Date                                        John J. Sullivan
                                            Senior Vice President - Finance
                                            (Chief Financial and
                                            Accounting Officer)